Exhibit 99.1

191 Mason Street Greenwich, CT 06830 t: 203.629.9595 Associated-Capital-Group.com

For Immediate Release:
	Contact:	Douglas R. Jamieson President & CEO (203) 629-2726 Associated-Capital-Group.com

Associated Capital Group Evaluating Morgan Group Exchange Offer

Rye, New York, December 23, 2019 – Associated Capital Group, Inc. (NYSE: AC), (the “Company”), announced today that its Board has authorized the Company to explore an offer to exchange shares of its common stock for shares of Morgan Group Holding Company, (OTC: MGHL) (“Morgan”).    The analysis should be concluded no later than the end of the first quarter of 2020.  There are no assurances that an exchange offer will result.

On October 31, 2019, Associated Capital merged its institutional research business, G.research, LLC with Morgan.  Under the terms of the transaction, Morgan issued 50,000,000 shares of Morgan’s common stock to Associated Capital Group.  As a result of the transaction, the Company holds approximately 83% of Morgan’s outstanding common shares. In addition, Vincent M. Amabile, Jr., President of Morgan purchased 5 million shares of Morgan at closing.

G.research, LLC is an institutional research services firm founded in 1976. The firm covers automotive, basic materials, consumer staples, financials, healthcare, industrials, media, technology, telecommunications, and utilities industries, with an emphasis on small and mid-cap securities. Also known as Gabelli & Company, Inc., the company hosts a number of industry conferences on behalf of Gabelli Funds and offers research subscription services.

About Associated Capital Group, Inc.

The Company has been publicly traded since November 30, 2015 following its spin-off from GAMCO.

The Company operates its investment management business via Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a Gabelli Securities, Inc.), its 100% owned subsidiary. GCIA and its wholly-owned subsidiary, Gabelli & Partners, collectively serve as general partners or investment managers to investment funds including limited partnerships, offshore companies and separate accounts. The Company primarily manages assets in equity event-driven strategies, across a range of risk and event arbitrage portfolios and earns management and incentive fees from its advisory activities. GCIA is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940, as amended.

The Company also derives investment income/(loss) from proprietary trading of assets awaiting deployment in its operating businesses.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain “forward-looking statements”. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.